UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2009

THE DOW CHEMICAL COMPANY

(Exact name of Registrant as specified in its charter)

Delaware	1-3433	38-1285128
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

2030 Dow Center, Midland, Michigan	48674
(Address of principal executive offices)	(Zip code)

(989) 636-1000

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 7, 2009, The Dow Chemical Company (the “Company”) completed the sale and issuance (the “Offering”) of $2.75 billion in aggregate principal amount of notes consisting of $1,250,000,000 principal amount of 4.85% Notes due 2012 (the “Notes due 2012”), $1,250,000,000 principal amount of 5.90% Notes due 2015 (the “Notes due 2015”) and $250,000,000 principal amount of Floating Rate Notes due 2011 (the “Floating Rate Notes”). The Offering was made pursuant to an Underwriting Agreement (the “Underwriting Agreement”) among the Company and the underwriters named therein.

The Offering has been registered under the Securities Act of 1933, as amended, pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-140859) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”). The Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference into this Report and the Registration Statement.

The Company intends to use the proceeds from the Offering to repay a portion of the Company’s borrowings under its Term Loan Agreement, dated as of September 8, 2008, and as amended by the First Amendment, dated as of March 4, 2009 (the “Term Loan Agreement”) and for refinancings, renewals, replacements and refundings of outstanding indebtedness. Certain of the Underwriters are affiliated with lenders under the Company’s Term Loan Agreement. The forms of the Notes due 2012, the Notes due 2015 and the Floating Rate Notes are attached as Exhibits 4.1, 4.2, and 4.3, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Report and the Company’s Registration Statement.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of August 4, 2009

4.1	Form of 4.85% Notes due 2012

4.2	Form of 5.90% Notes due 2015

4.3	Form of Floating Rate Notes due 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 7, 2009

The Dow Chemical Company

By:	/s/ William H. Weideman
Name:	William H. Weideman
Title:	Vice President and Controller

EXHIBITS

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of August 4, 2009

4.1	Form of 4.85% Notes due 2012

4.2	Form of 5.90% Notes due 2015

4.3	Form of Floating Rate Notes due 2011